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                                                                      EXHIBIT 16



August 16, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 8 of Form 10-KSB of Dynatem, Inc. for the event that occurred on March 6, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.


Sincerely,



Corbin & Wertz